Exhibit 99.2

           SUREWEST ANNOUNCES OFFICER DEPARTURE; UPDATES ON CEO SEARCH

    ROSEVILLE, Calif., Oct. 7 -- Leading independent telecommunications holding company SureWest Communications (Nasdaq: SURW) announced today that Robert M. Burger, Senior Vice President and Chief Operating Officer of the company's wireless affiliate SureWest Wireless, will be leaving his position effective October 8, 2005.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20050908/SFSUREWESTLOGO )

    Burger, 48, joined the company in 1998 to launch the wireless business, and will be relocating to the state of Washington to pursue opportunities there. In the seven years since he joined the company, Burger has overseen the build out of the wireless operations in the Sacramento and contiguous markets. SureWest Wireless now has more than 50,000 wireless customers, providing annual revenues of approximately $35 million. SureWest had implemented some reorganizational moves earlier this year that resulted in the integration of many functional areas across its operating unit lines, including SureWest Wireless.

    Brian Strom, President and CEO of SureWest, remarked, "We are truly indebted to Bob for his contributions in taking our wireless business from its start-up phase to where we are today, with more than 50,000 wireless customers. As our emerging businesses have begun to mature, the company recently took advantage of the opportunity to unify many of our internal support operations. After seeing this process through, Bob believed it was a perfect time to seek out new challenges. Bob deserves our gratitude, and we wish him the best."

    Separately, the company reported that its search for a new President and CEO is ongoing. Kirk Doyle, Chairman of SureWest's Board, provided the following comments: "Our search committee has worked diligently to identify the best person to lead the company, and we have met with many outstanding candidates. As we move deeper in the fiscal year, we believe we may not complete the process until sometime in the next quarter. Fortunately, Brian Strom, our current CEO, has agreed to remain in his position to assure a smooth transition. Therefore, we are less driven by any deadline than by the need to make the right decision for our shareowners. The Board is confident, and our improved results reflect that the company has the necessary initiatives and effective strategies in place to grow and remain competitive in our marketplace."

    About SureWest
    With 90 years in Northern California, SureWest and its family of companies together provide a wide variety of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com.

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    Safe Harbor Statement
    Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

    Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, the internal control issues identified by the company, and unanticipated changes in the growth of the company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.

    Contact:  Ron Rogers
              Public Relations Manager
              916-746-3123
              r.rogers@surewest.com